EXHIBIT 23

Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated June 9, 2003, with respect to Mooresville Savings Bank, SSB Employees Savings and Profit Sharing Plan, included in this Form 11-K, into Coddle Creek Financial Corp.’s previously filed Registration Statement on Form S-8 (No. 333-25497).

/s/    MCGLADREY & PULLEN, LLP

Charlotte, North Carolina

July 21, 2003